Exhibit 10-32-1
                             FIRST AMENDMENT TO THE
                               UNICOM CORPORATION
                          KEY MANAGEMENT SEVERANCE PLAN



         The Unicom Corporation Key Severance Plan, as established effective June 15, 1998 and as amended and restated, effective March 8, 1999, is hereby further amended, effective January 1, 2000, as follows:

                                        I

         The first sentence of Section 4 is amended to read as follows:

                  "Except as provided in Section 5 with respect to a Termination of Employment on account of a Change in Control, benefits under the Plan shall be those described in this Section 4; provided, however, that if, under the terms of an offer of employment or employment agreement with the Company which does not state that the benefits provided therein shall be the sole remedy in the event of a termination of employment, a Participant would be entitled to benefits which exceed the level of comparable benefits provided under the Plan, the terms of such offer of employment or other agreement shall control with respect to such benefits.


                                       II

         Section 4.7 is amended to read as follows:





         Section 7.7 is amended to read as follows:

         "7.7     "Termination of Employment" means:

                  (a) a termination of the Executive's employment by the Company or any subsidiary for reasons other than for Cause; or

                  (b) the resignation by the Executive for Good Reason.

                  The following shall not constitute a Termination of Employment for purposes of the Plan:

                  (a) a termination of the Executive's employment for Cause;





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                  (b) an Executive's resignation other than for Good Reason; or

                  (c) a cessation of employment by the Company as the result of the sale, spinoff or other divestiture of a plant, division or business unit or a merger or other business combination followed by employment (or reemployment) with the purchaser or successor in interest to the Company with regard to such plant, division or business unit.


                  Any dispute regarding whether an Executive's Termination of Employment for purposes of Section 5 is based on Good Reason shall be submitted to binding arbitration."


                                       III

         Except as herein amended, the Plan shall remain in full force and effect.


         Executed this ____ day of April, 2000.


                                             UNICOM CORPORATION


                                    By: /s/ S. Gary Snodgrass
                                        -----------------------------
                                             S. Gary Snodgrass
                                             Senior Vice President